For Release:	Immediately	Exhibit 99.1

Contact:	Media -
	Aidan Gormley - Director, Global Communications and Branding	216-896-3258
aidan.gormley@parker.com

Financial Analysts -
	Robin J. Davenport, Vice President, Corporate Finance	216-896-2265
rjdavenport@parker.com

Stock Symbol:	PH - NYSE

Parker Reports Fiscal 2020 Second Quarter Results
- Sales were a second quarter record at $3.50 billion
- EPS were $1.57 as reported, or $2.54 adjusted
- Total segment operating margin was 13.9% as reported, or 15.8% adjusted
- EBITDA margin was 13.8% as reported, or 18.5% adjusted
- Cash flow from operations was a Q2 YTD record at $826.0 million and reached 12.1% of sales
- Company increases fiscal 2020 full year guidance

CLEVELAND, January 30, 2020 -- Parker Hannifin Corporation (NYSE: PH), the global leader in motion and control technologies, today reported results for the fiscal 2020 second quarter ended December 31, 2019. Fiscal 2020 second quarter sales were $3.50 billion, compared with $3.47 billion in the prior year quarter. Net income was $204.5 million, compared with $311.7 million in the second quarter of fiscal 2019. Fiscal 2020 second quarter earnings per share were $1.57, compared with $2.36 in the prior year quarter. Adjusted earnings per share were $2.54, an increase compared with adjusted earnings per share of $2.51 in the second quarter of fiscal 2019. Fiscal year-to-date cash flow from operations was a second quarter record at $826.0 million and reached 12.1% of sales, compared with 7.8% in the prior year period, or 10.7% when adjusted for a fiscal 2019 discretionary pension contribution. A reconciliation of non-GAAP measures is included in the financial tables of this press release.

“With effective execution of The Win Strategy™, we delivered strong financial performance in the period," said Chairman and Chief Executive Officer, Tom Williams. "Despite macro-economic headwinds, we have maintained strong adjusted total segment operating margin, adjusted EBITDA margin of 18.5%, solid earnings and impressive cash flow. Cash flow from operations reached 12.1% of sales, despite the incumbrance of significant transaction costs from our two recently closed, transformative acquisitions. Great progress has been made in integrating LORD Corporation and Exotic Metals Forming Company, and we remain on track to realize our previously announced synergies."

Segment Results
Diversified Industrial Segment: North American second quarter sales decreased 1% to $1.6 billion, and operating income was $211.3 million, compared with $257.8 million in the same period a year ago. International second quarter sales decreased 6% to $1.1 billion, and operating income was $153.8 million, compared with $189.1 million in the same period a year ago.

Aerospace Systems Segment: Second quarter sales increased 19% to $735.0 million, and operating income was $121.0 million, compared with $121.5 million in the same period a year ago.

Parker reported the following orders for the quarter ending December 31, 2019, compared with the same quarter a year ago:
· Orders decreased 3% for total Parker
· Orders decreased 7% in the Diversified Industrial North America businesses
· Orders decreased 6% in the Diversified Industrial International businesses
· Orders increased 12% in the Aerospace Systems Segment on a rolling 12-month average basis

Outlook
For the fiscal year ending June 30, 2020, the company has increased guidance for earnings per share to the range of $8.78 to $9.38, or $10.25 to $10.85 on an adjusted basis. Fiscal year 2020 guidance is adjusted on a pre-tax basis for expected business realignment expenses of approximately $40 million, costs to achieve of approximately $27 million, and one-time acquisition expenses of approximately $185 million pertaining to the LORD Corporation and Exotic Metals Forming Company transactions. Guidance assumes an organic sales decline in the range of 7.6% to 5.1%. A reconciliation of forecasted earnings per share to adjusted forecasted earnings per share is included in the financial tables of this press release.

Williams added, "The actions we have taken under the Win Strategy to strengthen our operations have positioned Parker for a strong second half of fiscal 2020. Thanks to our global team members for their continued focus and dedication. We are optimistic about the future and the prospect of reaching our targeted financial goals for fiscal 2023."

NOTICE OF CONFERENCE CALL: Parker Hannifin's conference call and slide presentation to discuss its fiscal 2020 second quarter results are available to all interested parties via live webcast today at 11:00 a.m. ET, at www.phstock.com. A replay of the webcast will be available on the site approximately one hour after the completion of the call and will remain available for one year. To register for e-mail notification of future events please visit www.phstock.com.

Parker Hannifin is a Fortune 250 global leader in motion and control technologies. For more than a century the company has been enabling engineering breakthroughs that lead to a better tomorrow. Parker has increased its annual dividend per share paid to shareholders for 63 consecutive fiscal years, among the top five longest-running dividend-increase records in the S&P 500 index. Learn more at www.parker.com or @parkerhannifin.

Note on Orders
Orders provide near-term perspective on the company's outlook, particularly when viewed in the context of prior and future quarterly order rates. However, orders are not in themselves an indication of future performance. All comparisons are at constant currency exchange rates, with the prior year restated to the current-year rates. All exclude acquisitions until they can be reflected in both the numerator and denominator. Aerospace comparisons are rolling 12-month average computations. The total Parker orders number is derived from a weighted average of the year-over-year quarterly % change in orders for Diversified Industrial North America and Diversified Industrial International, and the year-over-year 12-month rolling average of orders for the Aerospace Systems Segment.

Note on Net Income
Net income referenced in this press release is equal to net income attributable to common shareholders.

Note on Non-GAAP Financial Measures
This press release contains references to non-GAAP financial information including (a) adjusted earnings per share; (b) adjusted cash flow from operations; (c) adjusted total segment operating margin; EBITDA margin; adjusted EBITDA margin; and (d) adjusted forecasted earnings per share. The adjusted earnings per share, cash flow from operations and total segment operating margin measures are presented to allow investors and the company to meaningfully evaluate changes in earnings per share, cash flows from operations and total segment operating margin on a comparable basis from period to period. This press release also contains references to EBITDA, EBITDA margin and adjusted EBITDA margin. EBITDA is defined as earnings before interest, taxes, depreciation and amortization. Although EBITDA, EBITDA margin and adjusted EBITDA margin are not measures of performance calculated in accordance with GAAP, we believe that they are useful to an investor in evaluating the results of this quarter versus the prior period. A reconciliation of non-GAAP measures is included in the financial tables of this press release.

Forward-Looking Statements
Forward-looking statements contained in this and other written and oral reports are made based on known events and circumstances at the time of release, and as such, are subject in the future to unforeseen uncertainties and risks. These statements may be identified from the use of forward-looking terminology such as “anticipates,” “believes,” “may,” “should,” “could,” “potential,” “continues,” “plans,” “forecasts,” “estimates,” “projects,” “predicts,” “would,” “intends,” “anticipates,” “expects,” “targets,” “is likely,” “will,” or the negative of these terms and similar expressions, and include all statements regarding future performance, earnings projections, events or developments. Parker cautions readers not to place undue reliance on these statements. It is possible that the future performance and earnings projections of the company, including its individual segments, may differ materially from current expectations, depending on economic conditions within its mobile, industrial and aerospace markets, and the company's ability to maintain and achieve anticipated benefits associated with announced realignment activities, strategic initiatives to improve operating margins, actions taken to combat the effects of the current economic environment, and growth, innovation and global diversification initiatives. Additionally, the actual impact of changes in tax laws in the United States and foreign jurisdictions and any judicial or regulatory interpretations thereof on future performance and earnings projections may impact the company’s tax calculations. A change in the economic conditions in individual markets may have a particularly volatile effect on segment performance.

Among other factors which may affect future performance are: changes in business relationships with and purchases by or from major customers, suppliers or distributors, including delays or cancellations in shipments; disputes regarding contract terms or significant changes in financial condition, changes in contract cost and revenue estimates for new development programs and changes in product mix; ability to identify acceptable strategic acquisition targets; uncertainties surrounding timing, successful completion or integration of acquisitions and similar transactions, including the integration of CLARCOR, LORD Corporation or Exotic Metals Forming Company; the ability to successfully divest businesses planned for divestiture and realize the anticipated benefits of such divestitures; the determination to undertake business realignment activities and the expected costs thereof and, if undertaken, the ability to complete such activities and realize the anticipated cost savings from such activities; ability to implement successfully capital allocation initiatives, including timing, price and execution of share repurchases; availability, limitations or cost increases of raw materials, component products and/or commodities that cannot be recovered in product pricing; ability to manage costs related to insurance and employee retirement and health care benefits; compliance costs associated with environmental laws and regulations; potential labor disruptions; threats associated with and efforts to combat terrorism and cyber-security risks; uncertainties surrounding the ultimate resolution of outstanding legal proceedings, including the outcome of any appeals; global competitive market conditions, including global reactions to U.S. trade policies, and resulting effects on sales and pricing; and global economic factors, including manufacturing activity, air travel trends, currency exchange rates, difficulties entering new markets and general economic conditions such as inflation, deflation, interest rates and credit availability. The company makes these statements as of the date of this disclosure and undertakes no obligation to update them unless otherwise required by law.

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PARKER HANNIFIN CORPORATION - DECEMBER 31, 2019				Exhibit 99.1
CONSOLIDATED STATEMENT OF INCOME
(Unaudited)	Three Months Ended December 31,		Six Months Ended December 31,
(Dollars in thousands, except per share amounts)	2019	2018	2019	2018
Net sales	$3,497,974	$3,472,045	$6,832,485	$6,951,339
Cost of sales	2,682,765	2,602,339	5,162,506	5,197,162
Selling, general and administrative expenses	491,121	397,259	890,300	791,581
Interest expense	82,891	47,518	152,847	91,857
Other (income), net	(13,549)	(6,225)	(61,070)	(20,138)
Income before income taxes	254,746	431,154	687,902	890,877
Income taxes	50,148	119,241	144,263	203,065
Net income	204,598	311,913	543,639	687,812
Less: Noncontrolling interests	124	176	267	364
Net income attributable to common shareholders	$204,474	$311,737	$543,372	$687,448

Earnings per share attributable to common shareholders:
Basic earnings per share	$1.59	$2.39	$4.23	$5.23
Diluted earnings per share	$1.57	$2.36	$4.17	$5.15

Average shares outstanding during period - Basic	128,396,933	130,361,273	128,430,463	131,361,464
Average shares outstanding during period - Diluted	130,495,381	132,311,210	130,154,079	133,449,674

CASH DIVIDENDS PER COMMON SHARE
(Unaudited)	Three Months Ended December 31,		Six Months Ended December 31,
(Amounts in dollars)	2019	2018	2019	2018
Cash dividends per common share	$0.88	$0.76	$1.76	$1.52

RECONCILIATION OF EARNINGS PER DILUTED SHARE TO ADJUSTED EARNINGS PER DILUTED SHARE
(Unaudited)	Three Months Ended December 31,		Six Months Ended December 31,
(Amounts in dollars)	2019	2018	2019	2018
Earnings per diluted share	$1.57	$2.36	$4.17	$5.15
Adjustments:
Business realignment charges	0.08	0.02	0.12	0.04
Clarcor costs to achieve	—	0.04	—	0.09
Lord costs to achieve	0.05	—	0.08	—
Exotic costs to achieve	—	—	0.01	—
Acquisition-related expenses	1.14	—	1.28	—
Tax effect of adjustments[1]	(0.30)	(0.02)	(0.36)	(0.04)
Tax expense related to U.S. Tax Reform	—	0.11	—	0.11
Adjusted earnings per diluted share	$2.54	$2.51	$5.30	$5.35

[1]This line item reflects the aggregate tax effect of all non-tax adjustments reflected in the preceding line items of the table. We estimate the tax effect of each adjustment item by applying our overall effective tax rate for continuing operations to the pre-tax amount, unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment.

PARKER HANNIFIN CORPORATION - DECEMBER 31, 2019				Exhibit 99.1
RECONCILIATION OF EBITDA TO ADJUSTED EBITDA
(Unaudited)	Three Months Ended December 31,		Six Months Ended December 31,
(Dollars in thousands)	2019	2018	2019	2018
Net sales	$3,497,974	$3,472,045	$6,832,485	$6,951,339

Net income	$204,598	$311,913	$543,639	$687,812
Income taxes	50,148	119,241	144,263	203,065
Depreciation and amortization	144,229	110,052	253,300	222,543
Interest expense	82,891	47,518	152,847	91,857
EBITDA	481,866	588,724	1,094,049	1,205,277
Adjustments:
Business realignment charges	9,836	2,515	14,559	4,918
Clarcor costs to achieve	—	5,087	—	11,297
Lord costs to achieve	6,725	—	10,139	—
Exotic costs to achieve	489	—	1,084	—
Acquisition-related expenses	148,467	—	165,916	—
Adjusted EBITDA	$647,383	$596,326	$1,285,747	$1,221,492

EBITDA margin	13.8%	17.0%	16.0%	17.3%
Adjusted EBITDA margin	18.5%	17.2%	18.8%	17.6%

PARKER HANNIFIN CORPORATION - DECEMBER 31, 2019				Exhibit 99.1
BUSINESS SEGMENT INFORMATION
(Unaudited)	Three Months Ended December 31,		Six Months Ended December 31,
(Dollars in thousands)	2019	2018	2019	2018
Net sales
Diversified Industrial:
North America	$1,615,852	$1,632,059	$3,240,457	$3,313,103
International	1,147,084	1,223,679	2,225,934	2,457,445
Aerospace Systems	735,038	616,307	1,366,094	1,180,791
Total net sales	$3,497,974	$3,472,045	$6,832,485	$6,951,339
Segment operating income
Diversified Industrial:
North America	$211,339	$257,774	$486,531	$532,885
International	153,816	189,085	322,389	395,179
Aerospace Systems	121,039	121,463	244,019	231,318
Total segment operating income	486,194	568,322	1,052,939	1,159,382
Corporate general and administrative expenses	35,660	63,890	84,562	114,215
Income before interest expense and other expense	450,534	504,432	968,377	1,045,167
Interest expense	82,891	47,518	152,847	91,857
Other expense	112,897	25,760	127,628	62,433
Income before income taxes	$254,746	$431,154	$687,902	$890,877

PARKER HANNIFIN CORPORATION - DECEMBER 31, 2019				Exhibit 99.1
RECONCILIATION OF TOTAL SEGMENT OPERATING MARGIN TO ADJUSTED TOTAL SEGMENT OPERATING MARGIN

(Unaudited)	Three Months Ended		Three Months Ended
(Dollars in thousands)	December 31, 2019		December 31, 2018
	Operating income	Operating margin	Operating income	Operating margin
Total segment operating income	$486,194	13.9%	$568,322	16.4%
Adjustments:
Business realignment charges	9,719		2,515
Clarcor costs to achieve	—		4,867
Lord costs to achieve	6,725		—
Exotic costs to achieve	489		—
Acquisition-related expenses	48,725		—
Adjusted total segment operating income	$551,852	15.8%	$575,704	16.6%

	Six Months Ended		Six Months Ended
	December 31, 2019		December 31, 2018
	Operating income	Operating margin	Operating income	Operating margin
Total segment operating income	$1,052,939	15.4%	$1,159,382	16.7%
Adjustments:
Business realignment charges	14,437		4,918
Clarcor costs to achieve	—		11,022
Lord costs to achieve	10,139		—
Exotic costs to achieve	1,084		—
Acquisition-related expenses	51,244		—
Adjusted total segment operating income	$1,129,843	16.5%	$1,175,322	16.9%

PARKER HANNIFIN CORPORATION - DECEMBER 31, 2019			Exhibit 99.1
CONSOLIDATED BALANCE SHEET
(Unaudited)	December 31,	June 30,	December 31,
(Dollars in thousands)	2019	2019	2018
Assets
Current assets:
Cash and cash equivalents	$948,355	$3,219,767	$1,047,385
Marketable securities and other investments	145,120	150,931	30,956
Trade accounts receivable, net	1,973,187	2,131,054	1,938,709
Non-trade and notes receivable	319,126	310,708	324,254
Inventories	2,014,260	1,678,132	1,804,564
Prepaid expenses and other	261,103	182,494	188,868
Total current assets	5,661,151	7,673,086	5,334,736
Plant and equipment, net	2,335,940	1,768,287	1,793,805
Deferred income taxes	114,032	150,462	98,779
Goodwill	7,955,170	5,453,805	5,462,555
Intangible assets, net	4,036,108	1,783,277	1,883,825
Investments and other assets	941,588	747,773	733,987
Total assets	$21,043,989	$17,576,690	$15,307,687

Liabilities and equity
Current liabilities:
Notes payable and long-term debt payable within one year	$1,604,318	$587,014	$1,144,347
Accounts payable, trade	1,311,733	1,413,155	1,307,178
Accrued payrolls and other compensation	372,549	426,285	319,787
Accrued domestic and foreign taxes	165,265	167,312	182,617
Other accrued liabilities	637,257	558,007	555,005
Total current liabilities	4,091,122	3,151,773	3,508,934
Long-term debt	8,141,220	6,520,831	4,303,331
Pensions and other postretirement benefits	1,366,814	1,304,379	937,938
Deferred income taxes	569,582	193,066	286,622
Other liabilities	532,750	438,489	449,696
Shareholders' equity	6,330,175	5,961,969	5,815,209
Noncontrolling interests	12,326	6,183	5,957
Total liabilities and equity	$21,043,989	$17,576,690	$15,307,687

PARKER HANNIFIN CORPORATION - DECEMBER 31, 2019		Exhibit 99.1
CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)	Six Months Ended December 31,
(Dollars in thousands)	2019	2018
Cash flows from operating activities:
Net income	$543,639	$687,812
Depreciation and amortization	253,300	222,543
Stock incentive plan compensation	73,069	64,615
Loss on sale of businesses	—	623
(Gain) loss on plant and equipment and intangible assets	(4,478)	3,428
(Gain) loss on marketable securities	(1,969)	5,701
Gain on investments	(1,849)	(3,213)
Net change in receivables, inventories and trade payables	227,247	(110,709)
Net change in other assets and liabilities	(278,168)	(379,687)
Other, net	15,177	49,927
Net cash provided by operating activities	825,968	541,040
Cash flows from investing activities:
Acquisitions (net of cash of $82,192 in 2019 and $690 in 2018)	(5,075,605)	(2,042)
Capital expenditures	(118,593)	(94,426)
Proceeds from sale of plant and equipment	20,993	34,121
Proceeds from sale of businesses	—	19,540
Purchases of marketable securities and other investments	(190,129)	(2,845)
Maturities and sales of marketable securities and other investments	198,872	14,432
Other	9,374	(90)
Net cash used in investing activities	(5,155,088)	(31,310)
Cash flows from financing activities:
Net payments for common stock activity	(134,892)	(565,335)
Net proceeds from debt	2,416,222	505,811
Dividends paid	(227,025)	(200,459)
Net cash provided by (used in) financing activities	2,054,305	(259,983)
Effect of exchange rate changes on cash	3,403	(24,499)
Net (decrease) increase in cash and cash equivalents	(2,271,412)	225,248
Cash and cash equivalents at beginning of period	3,219,767	822,137
Cash and cash equivalents at end of period	$948,355	$1,047,385

RECONCILIATION OF CASH FLOW FROM OPERATIONS TO ADJUSTED CASH FLOW FROM OPERATIONS
(Unaudited)	Six Months Ended		Six Months Ended
(Dollars in thousands)	December 31, 2019	Percent of sales	December 31, 2018	Percent of sales
As reported cash flow from operations	$825,968	12.1%	$541,040	7.8%
Discretionary pension contribution	—		200,000
Adjusted cash flow from operations	$825,968	12.1%	$741,040	10.7%

PARKER HANNIFIN CORPORATION - DECEMBER 31, 2019	Exhibit 99.1
RECONCILIATION OF FORECASTED EARNINGS PER DILUTED SHARE TO ADJUSTED FORECASTED EARNINGS PER DILUTED SHARE

(Unaudited)
(Amounts in dollars)	Fiscal Year 2020
Forecasted earnings per diluted share	$8.78 - $9.38
Adjustments:
Business realignment charges	0.30
Costs to achieve	0.20
One-time acquisition expenses	1.43
Tax effect of adjustments[1]	(0.46)
Adjusted forecasted earnings per diluted share	$10.25 - $10.85

[1]This line item reflects the aggregate tax effect of all non-tax adjustments reflected in the preceding line items of the table. We estimate the tax effect of each adjustment item by applying our overall effective tax rate for continuing operations to the pre-tax amount, unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment.